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                                                               Exhibit (d)(i)(A)

                           FORM OF AMENDED SCHEDULE A
                             dated November 30, 2002
                       to the Investment Advisory Contract

FUND                                                     RATE
----                                                     ----

Fifth Third Government Money Market Fund                 1/365/th/ of 0.40 of 1%
Fifth Third Prime Money Market Fund                      1/365/th/ of 0.40 of 1%
Fifth Third Municipal Money Market Fund                  1/365/th/ of 0.50 of 1%
Fifth Third Quality Growth Fund                          1/365/th/ of 0.80 of 1%
Fifth Third Disciplined Large Cap Value Fund             1/365/th/ of 0.80 of 1%
Fifth Third Balanced Fund                                1/365/th/ of 0.80 of 1%
Fifth Third Mid Cap Growth Fund                          1/365/th/ of 0.80 of 1%
Fifth Third International Equity Fund                    1/365/th/ of 1%
Fifth Third Technology Fund                              1/365/th/ of 1%
Fifth Third Intermediate Bond Fund                       1/365/th/ of 0.55 of 1%
Fifth Third Bond Fund                                    1/365/th/ of 0.60 of 1%
Fifth Third U.S. Government Bond Fund                    1/365/th/ of 0.55 of 1%
Fifth Third Intermediate Municipal Bond Fund             1/365/th/ of 0.55 of 1%
Fifth Third Ohio Municipal Bond Fund                     1/365/th/ of 0.55 of 1%
Fifth Third U.S. Treasury Money Market Fund              1/365/th/ of 0.40 of 1%
Fifth Third Strategic Income Fund                        1/365/th/ of 1%
Fifth Third Multi Cap Value Fund                         1/365/th/ of 1%
Fifth Third Worldwide Fund                               1/365/th/ of 1%
Fifth Third Micro Cap Value Fund                         1/365/th/ of 1%
Fifth Third Institutional Government Money Market Fund   1/365/th/ of 0.40 of 1%
Fifth Third Institutional Money Market Fund              1/365/th/ of 0.40 of 1%
Fifth Third Michigan Municipal Money Market Fund         1/365/th/ of 0.40 of 1%
Fifth Third International GDP Fund                       1/365/th/ of 0.75 of 1%
Fifth Third Small Cap Growth Fund                        1/365/th/ of 0.70 of 1%
Fifth Third Equity Index Fund                            1/365/th/ of 0.30 of 1%
Fifth Third Large Cap Core Fund                          1/365/th/ of 0.70 of 1%
Fifth Third Short Term Bond Fund                         1/365/th/ of 0.50 of 1%
Fifth Third Michigan Municipal Bond Fund                 1/365/th/ of 0.45 of 1%
Fifth Third Municipal Bond Fund                          1/365/th/ of 0.55 of 1%
Fifth Third Ohio Tax Exempt Money Market Fund            1/365/th/ of 0.40 of 1%
Fifth Third Large Cap  Opportunity Fund                  1/365/th/ of 0.80 of 1%
Fifth Third LifeModel Conservative Fund(SM)              1/365/th/ of 0.15 of 1%
Fifth Third LifeModel Moderately Conservative Fund(SM)   1/365/th/ of 0.15 of 1%
Fifth Third LifeModel Moderate Fund(SM)                  1/365/th/ of 0.15 of 1%
Fifth Third LifeModel Moderately Aggressive Fund(SM)     1/365/th/ of 0.15 of 1%
Fifth Third LifeModel Aggressive Fund(SM)                1/365/th/ of 0.15 of 1%
Fifth Third Small Cap Value Fund                         1/365/th/ of 0.90 of 1%

The advisory fee so accrued shall be paid to the Advisor daily.

Witness the due execution hereof this 30th day of November, 2002.

                                             FIFTH THIRD ASSET MANAGEMENT INC.

                                             By:________________________________
                                             Title:

                                             FIFTH THIRD FUNDS

                                             By:________________________________
                                             Title: